SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-C-TEC CORP-COMMON

GABELLI FUNDS, INC.
          THE GABELLI SMALL CAP GROWTH FUND
                     1/02/96           10,000-           30.7500
                     1/02/96            1,000-           31.0000

GAMCO INVESTORS, INC.
                     1/03/96            7,000-           30.7500
                     1/03/96           77,000-           30.7817
                     1/03/96              900-           31.0000
                     1/02/96           75,000            30.8091
                     1/02/96            3,000            30.8750
                     1/02/96            1,500-           30.7500
                     1/02/96           75,000-           30.8138
                     1/02/96            3,000-           30.8750
                     1/02/96           31,500-           30.9980
                     1/02/96            1,500-           31.0000
                    12/29/95           75,000-           30.8091
                    12/29/95            3,000-           30.8750
                    12/28/95              500            26.8750
                    12/28/95           15,600-           30.8750
                    12/27/95            5,900-           32.0000



PREFERRED CONVERTIBLE STOCK-C-TEC CORP CL B

THE GABELLI PERFORMANCE PARTNERSHIP
                     1/03/96           15,000-             *DO

 GABELLI FUNDS, INC.
          THE GABELLI ASSET FUND
                    12/27/95            2,500            31.0000

GAMCO INVESTORS, INC.
                     1/03/96            5,000-           30.7500
                    12/27/95            1,000-           30.8750



(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP

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